Exhibit (4)(a)(i)

CONTRACT SPECIFICATIONS

CONTRACT NUMBER: [xxxxxxxxx]

OWNER: ISSUE AGE: DATE OF BIRTH:	[John Doe] [33] [01/01/1985]	[JOINT OWNER: ISSUE AGE: DATE OF BIRTH:	[Jane Doe] [38] [01/01/1980]]

ANNUITANT: ISSUE AGE: DATE OF BIRTH:	[John Doe] [33] [01/01/1985]	[JOINT ANNUITANT: ISSUE AGE: DATE OF BIRTH:	[Jane Doe] [38] [01/01/1980]]

CONTRACT TYPE: [Non-Qualified, Traditional IRA, Roth IRA or SEP IRA]

ISSUE DATE:	[9/01/2018]

ISSUE STATE:	[Alabama]

INSURANCE DEPARTMENT CONTACT INFORMATION:

[State Department of Insurance (xxx) xxx-xxxx]

VARIABLE ACCOUNT: [Delaware Life Variable Account F]

PURCHASE PAYMENTS:

INITIAL PURCHASE PAYMENT:	[$	5,000	]
MINIMUM SUBSEQUENT PURCHASE PAYMENT AMOUNT:	[$	500	]
MAXIMUM AGE FOR SUBSEQUENT PURCHASE PAYMENTS		[93	]
MAXIMUM PURCHASE PAYMENTS:	[$	1,500,000	]

WITHDRAWAL CHARGES:

Withdrawal Charge Period: [7] Years

Table of Withdrawal Charge Rates by Completed Years Since Purchase Payment:

0	1	2	3	4	5	6	7
[8.00%]	[7.00%]	[6.00%]	[6.00%]	[5.00%]	[4.00%]	[3.00%]	[0.00%]

FREE WITHDRAWAL PERCENTAGE:		[10%	]
MINIMUM CONTRACT VALUE:	[$	2,000	]

ICC21-DLIC-VA-SP-01	[3-A]

INITIAL GUARANTEE PERIODS:

INITIAL GUARANTEE PERIOD(S)	INITIAL GUARNATEED INTEREST RATE
[1 Year]	[2%]
[3 Year]	[3%]

TRANSFER RESTRICTIONS:

MAXIMUM TRANSFER FEE	[$	25	]
MAXIMUM NUMBER OF TRANSFERS PER
CONTRACT YEAR		[12	]

CHARGES:
TOTAL ANNUAL ASSET CHARGE		[1.30%	]
ANNUAL CONTRACT FEE:	[$	30	]
MINIMUM CONTRACT VALUE FOR WAIVER OF ACCOUNT FEE	[$	100,0000	]
ANNUITY INCOME DATE		[02/01/2085	]

SETTLEMENT OPTIONS:
MINIMUM ANNUITY PURCHASE AMOUNT	[$	2,000	]
MINIMUM MODAL ANNUITY PAYMENT	[$	100	]
AGE SETBACK:

Year of Annuity Income Date	Age Setback
2020-2029	1 year
2030-2039	2 years
2040-2049	3 years
2050-2059	4 years
2060-2069	5 years
2070-2079	6 years
2080-2089	7 years
2090-2099	8 years
2100-2109	9 years
2110-2119	10 years

ENDORSEMENTS:

[Traditional/ROTH/Individual Retirement Annuity Endorsement]

[Nursing Home Waiver Endorsement

Nursing Home Waiver Endorsement Eligibility Date: [9/01/2019]]

[Terminal Illness Waiver Endorsement

Terminal Illness Waiver Endorsement Eligibility Date: [9/01/2019]]

ICC21-DLIC-VA-SP-01	[3-B]

Allocation of Initial Purchase Payment:

[American Funds IS® Asset Allocation	40%
AB VPS Balanced Wealth Strategy	25%
AB VPS Small/Mid Cap Value	25%
MFS® VIT II Technology	10%]

ICC21-DLIC-VA-SP-01	[3-C]

Available Investment Options:

[AB Variable Products Series AB Balanced Wealth Strategy Portfolio	JPMorgan Insurance Trust Income Builder Portfolio
AB Variable Products Series AB Growth and Income Portfolio	Lazard Retirement Global Dynamic Multi-Asset Portfolio
AB Variable Products Series AB Small Cap Growth Portfolio	Lord Abbett Series Fund Bond-Debenture Portfolio
AB Variable Products Series Large Cap Growth Portfolio	Lord Abbett Series Fund Short Duration Income Portfolio
American Funds Insurance Series® Asset Allocation Fund	MFS® Growth Series
American Funds Insurance Series® Global Balanced Fund	MFS® Investors Trust Series
American Funds Insurance Series® Global Growth Fund	MFS® Mid Cap Growth Series
American Funds Insurance Series® Growth Fund	MFS® Total Return Series
American Funds Insurance Series® Growth-Income Fund	MFS® Value Series
American Funds Insurance Series® International Fund	MFS® Variable Insurance Trust II Core Equity Portfolio
American Funds Insurance Series® New World Fund	MFS® Variable Insurance Trust II Global Growth Portfolio
BlackRock 60/40 Target Allocation ETF VI Fund	MFS® Variable Insurance Trust II Technology Portfolio
BlackRock Capital Appreciation V.I. Fund	MFS® Variable Insurance Trust II U.S. Government Money Market Portfolio
BlackRock Equity Dividend V.I. Fund	MFS® Variable Insurance Trust New Discovery Series
BlackRock Global Allocation V.I. Fund	MFS® Variable Insurance Trust Total Return Bond Series
BlackRock Large Cap Focus Growth V.I. Fund	MFS® Variable Insurance Trust Utilities Series
BlackRock Total Return V.I. Fund	MFS® VIT III Blended Research Small Cap Equity Portfolio
ClearBridge Variable Appreciation Portfolio	MFS® VIT III Conservative Allocation Portfolio
ClearBridge Variable Dividend Strategy Portfolio	MFS® VIT III Global Real Estate Portfolio
ClearBridge Variable Mid Cap Portfolio	MFS® VIT III Growth Allocation Portfolio
Columbia Variable Portfolio - Balanced Fund	MFS® VIT III Mid Cap Value Portfolio
Columbia Variable Portfolio - Select Large Cap Value Fund	MFS® VIT III Moderate Allocation Portfolio
First Trust Capital Strength Portfolio	Morgan Stanley Variable Insurance Fund, Inc. Core Plus Fixed Income Portfolio
First Trust International Developed Capital Strength Portfolio	Morgan Stanley Variable Insurance Fund, Inc. Global Franchise Portfolio
First Trust/Dow Jones Dividend & Income Allocation Portfolio	Morgan Stanley Variable Insurance Fund, Inc. Global Infrastructure Portfolio
Franklin Allocation VIP Fund	Morgan Stanley Variable Insurance Fund, Inc. Global Strategist Portfolio
Franklin Income VIP Fund	Morgan Stanley Variable Insurance Fund, Inc. Growth Portfolio
Franklin Mutual Shares VIP Fund	PIMCO International Bond Portfolio (U.S. Dollar-Hedged)
Franklin Rising Dividends VIP Fund	PIMCO Variable Insurance Trust CommodityRealReturn® Strategy Portfolio
Franklin Small Cap Value VIP Fund	PIMCO Variable Insurance Trust Total Return Portfolio
Goldman Sachs Variable Insurance Trust U.S. Equity Insights Fund	Putnam VT George Putnam Balanced Fund
Invesco Oppenheimer V.I. Conservative Balanced Fund	Putnam VT Global Asset Allocation
Invesco V.I. Core Plus Bond Fund	Putnam VT Global Health Care Fund
Invesco V.I. Discovery Mid Cap Growth Fund	Putnam VT Income]
[Invesco V.I. Diversified Dividend Fund	Putnam VT Large Cap Value

ICC21-DLIC-VA-SP-01	[3-D]

Invesco V.I. Equally-Weighted S&P 500	Putnam VT Research
Invesco V.I. Equity and Income Fund	Putnam VT Sustainable Future Fund
Invesco V.I. Main Street Fund	Putnam VT Sustainable Leaders Fund
Invesco V.I. S&P 500 Index	QS Variable Conservative Growth
Investment Option	T. Rowe Price Blue Chip Growth Portfolio
Janus Henderson VIT Balanced Portfolio	T. Rowe Price Equity Income Portfolio
Janus Henderson VIT Enterprise Portfolio	T. Rowe Price Health Sciences Portfolio
Janus Henderson VIT Global Technology and Innovation Portfolio	Templeton Developing Markets VIP Fund
Janus Henderson VIT Mid Cap Value Portfolio	Western Asset Core Plus VIT Portfolio]

[1 Year Guarantee Period

3 Year Guarantee Period]

The above represent a complete list of Investment Options available as of the Issue Date.

Delaware Life Insurance Company reserves the right to change the available Investment Options at any time. In addition, the election of a Rider under this contract may impose limits on allocations to Investment Options.

ICC21-DLIC-VA-SP-01	[3-E]